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                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                            MENTAL HEALTH MANAGEMENT, INC.





         Mental Health Management, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


         1. That Paragraph First of the Certificate of Incorporation of the Corporation hereby is amended to read in full as follows:

              "1.  The name of this Corporation is: MHM Services, Inc."

         2. That the foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the said Mental Health Management, Inc. has caused this Certificate to be executed by its duly authorized officer this 15 day of May, 1996.

                                            MENTAL HEALTH MANAGEMENT, INC.



                                            By: /s/ Vicki S. Hammond
                                               -------------------------
                                            Name: Vicki S. Hammond
                                            Title: Secretary